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                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

           AGREEMENT made as of this 17th day of January, 1997 by and between PerSeptive Biosystems, Inc., a Delaware corporation (the "Company") and John F. Smith ("Smith" or the "Employee").

           WHEREAS, the Employee is currently employed as the President of the Company; and

           WHEREAS, the Company believes that it is in its best interest to ensure that the Employee continues to render services to the Company as hereinafter provided.

           NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the parties hereto as follows:

           1. Period of Employment. The Company hereby employs the Employee and the Employee agrees to serve the Company as provided in Section 2 hereof commencing on the date hereof (the "Commencement Date") and continuing until the earlier to occur of (i) July 16, 2000 (the "Expiration Date") or (ii) the occurrence of any of the circumstances described in Section 4 hereof. If the Employee's employment terminates upon the Expiration Date pursuant to clause (i) of the preceding sentence, the Employee shall not be entitled to receive any severance payments or other termination benefits, other than those required bylaw. The Employee retains the right to end his employment with the Company, for any reason, with or without cause, at any time after July 16, 1999 without any breach of the Employee's obligations under this Agreement.

           2. Position and Responsibilities. The Employee shall be employed as the President of the Company, and the Employee shall exercise such powers and comply with and perform such directions and duties in relation thereto as may from time to time be vested in or given to him by the Chief Executive Officer of the Company, or, if there is no Chief Executive Officer of the Company other than the Employee, by the Board of Directors of the Company, and shall use his best endeavors to improve and extend the business of the Company. In his capacity as President, the Employee shall at all times report to, and his activities shall be subject to the direction and control of, the Chief Executive Officer of the Company, or, if there is no Chief Executive Officer of the Company other than the Employee, the Board of Directors of the Company, and the Employee shall devote his full business time and attention to his duties hereunder. The Employee hereby accepts said employment and agrees faithfully to perform said duties and render said services for the term of his employment.

           3.   Compensation.

                A. In consideration of all of the services to be rendered by the Employee to the Company, the Company will pay to the Employee a salary of $330,000 per annum, or such greater amount as the Chief Executive Officer or the Compensation Committee of the Board of Directors may, from time to time, determine. Such salary shall be payable in conformity with the Company's prevailing compensation practice, as such practice shall be established or modified
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from time to time and shall be subject to all taxes and other legally required payroll deductions and withholdings.

                B. At the sole discretion of the Compensation Committee of the Board of Directors, the Employee may also be entitled to receive bonus compensation or to participate in incentive compensation plans or programs as may be determined or established from time to time by the Compensation Committee.

                C. The Employee will be entitled to participate on the same basis with all other officers of the Company in the Company's standard benefits package generally available to other executive officers of the Company.

                D. The Company shall grant the Employee options to acquire 500,000 shares of common stock of the Company which options shall be granted as provided pursuant to the stock option agreements (the "Stock Options"). The Employee hereby acknowledges that such Options were granted effective July 16, 1996.

                E. The Company shall reimburse the Employee for reasonable expenses incurred directly by the employee in connection with his employment. Further, the Employee agrees to provide suitable and accurate documentation evidencing such costs incurred and the company shall provide reimbursement within a reasonable time after the receipt of such documentation.

        4. Termination. The Employee's employment may be terminated prior to the Expiration Date as follows:

                A. At the Employee's Option. Subject to the Company's right to terminate the Employee's employment pursuant to Sections 4.B and 4.C below and the Employee's right to terminate his employment pursuant to Section 4.D, the Employee may terminate his employment for any reason, or for no reason, at any time upon at least sixty (60) days' prior notice. In the event the Employee terminates his employment pursuant to this Section, the Employee shall be entitled to no severance or other termination benefits, except as required by law.

                B. At the Election of the Company for Misconduct. The Company may, immediately and unilaterally, terminate the Employee's employment for "misconduct" at any time by notice to the Employee. Termination of the Employee's employment by the Company shall constitute a termination for "misconduct" if such termination is for one or more of the following reasons: dishonesty, gross negligence, or other wilful conduct which causes substantial damages, liabilities or cost to the Company. In the event that the Employee's employment is terminated for misconduct pursuant to this Section 4.B, the Employee shall not be entitled to any severance or other termination benefits, except as required by law.

                C. At the Election of the Company for Reasons Other than Misconduct. The Company may, immediately and unilaterally, terminate the Employee's employment at any

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time for any reasons, or for no reason, and without cause by giving written notice to the Employee of the Company's election to so terminate. In the event that the Company exercises its right to terminate under this Section 4.C, the Employee shall be entitled to receive (i) severance payments in the form of salary continuation for the period from the termination date of the employee's employment through the Expiration Date, payable, at the election of the Company, monthly or quarterly in arrears (hereinafter sometimes called the "Severance Payments"), (ii) a cash performance bonus for each fiscal year of the company up to and including the Company's fiscal year ending September 30, 2000 that ends after the date of termination of the Employee's employment with the company for which the Employee did not in fact earn a cash performance bonus, such cash performance bonus to be in an amount equal to the highest cash performance bonus in fact paid to the Employee, or in fact earned and payable to the Employee, prior to the date of termination of his employment with the Company (the "Performance Bonus Amount"), and (iii) the Stock Options as provided in Section 3.D. hereof. The Performance Bonus Amount may be paid, at the election of the Company, in arrears in equal monthly or quarterly installments, and shall be subject to all taxes and other legally required payroll deductions and withholding. If the Employee neither received nor earned a cash performance bonus during his employment with the Company pursuant to this Agreement, no Performance Bonus Amount shall be payable pursuant to section 4.C.(ii) above. Nothing herein contained shall be deemed to constitute an obligation to pay the Employee a cash performance bonus with respect to any period during which the Employee is employed by the Company or not employed by the Company, other than as expressly set forth herein.

                D. At the Election of the Employee for Good Reason. Not withstanding any other provision of this Agreement, the Employee may terminate his employment for Good Reason if: (a) there is a material breach of this Agreement by the company, or (b) there is a Change In Control as defined in
Section 4.D.1.(i-v) and the conditions described in Section 4.D.2.(i-iv) exist. In the event that the Employee exercises his right to terminate under this
Section 4.D, the Employee shall be entitled to receive the Severance Payments, the Performance Bonus Amount if payable as provided in Section 4.C.(ii) hereof, which shall be paid as set forth in Section 4.C., and the Stock Options as provided in Section 3.D. hereof.

                      1. For purposes hereof, "Change In Control" means the occurrence of any of the following events during the Employee's employment during the term of this Agreement:

                      (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such surviving, resulting or reorganized corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

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                      (ii)  The Company sells or otherwise transfers all or
                 substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                      (iii) There is a report filed on Schedule 13D or Schedule
                 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the 1934 Act, disclosing that any "person" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) has become the "beneficial owner" (as such term is used in Rule 13d-3 under the 1934 Act) of securities representing 35% or more of the Voting Stock of the Company; or

                      (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the 1934 Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change In Control of the Company has occurred:

                      (v) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

provided, however, that a "Change In Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Securities Exchange Act of 1934, disclosing beneficial ownership by it of

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shares of Voting Stock or because the Company reports that a Change In Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

                      2. For purposes hereof, "Good Reason" means the occurrence of one or more of the following events following a Change In
        Control:

                            (i) Failure to elect, reelect or otherwise maintain the Employee in the office or position in the Company which the Employee held immediately prior to a Change In Control, or the removal of the Employee as a director of the Company (or any successor thereto) if the Employee shall have been a director of the Company immediately prior to the Change In Control;

                            (ii) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Employee held immediately prior to the Change In Control, a material reduction in the aggregate of the Employee's salary received from the Company, or the termination of the Employee's rights to any benefits to which he was entitled immediately prior to the Change In Control or a material reduction in scope or value thereof without the prior written consent of the Employee, any of which is not remedied within ten (10) calendar days after receipt by the Company of written notice from the Employee of such change, reduction or termination, as the case may be;

                            (iii) A determination by the Employee made in good faith that as a result of a Change In Control and a change in circumstances thereafter significantly affecting his position, including without limitation a change in the scope of the business or other activities for which he was responsible immediately prior to the Change In Control, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Employee immediately prior to the Change In Control, which situation is not remedied within ten (10) calendar days after written notice to the Company from the Employee of such determination;

                            (iv)   The liquidation, dissolution, merger,
                      consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets, unless the successor or

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                      successors (by liquidation, merger, consolidation,
                      reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement;

                            (v) The Company shall relocate its principal executive offices, or require the Employee to have his principal location of work changed, to any location which is in excess of twenty (20) miles from the location thereof immediately prior to the Change In Control or the Company shall require the Employee to travel away from his office in the course of discharging his responsibilities or duties thereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the Change In Control without, in either case, his prior written consent; or

                            (vi) Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto.

                      E. By Reason of Death or Disability. If the Employee dies during his employment during the term of this Agreement, the Company shall have no further obligation to pay compensation or other benefits, except that the Employee's estate shall be entitled to receive: (1) an amount equal to the balance of the Employee's salary through July 16, 2000 at his then current rate,
(ii) if payable, an amount equal to the Performance Bonus Amount, payable in arrears in monthly or quarterly installments at the election of the Company, and
(iii) Stock Options as provided in Section 3.D. If during the term of the Employee's employment he becomes disabled (by reason of physical disability, mental incompetence or otherwise) for such period of time and under circumstance which entitle him to receive disability benefits under the terms of any disability insurance policy now maintained or purchased for the Employee by the Company, then the Board of Directors of the Company, in its discretion, may elect to terminate the Employee's employment by reason of such disability as of the date benefits first became payable under such disability policy by giving the Employee written notice to such effect. Upon any such termination for disability, the Employee shall be entitled to receive (i) severance payments equal to the balance of the Employee's salary through July 16, 2000, at the Employee's then current rate; (ii) if payable, an amount equal to the Performance Bonus Amount, payable in arrears in monthly or quarterly installments at the election of the Company, reduced by any amounts received by the Employee pursuant to any disability insurance policy maintained or paid for by the Company; and (iii) Stock Options as provided in Section 3.D. The Employee shall be deemed to be disabled for the purposes of this Section 4.E. if he is unable to perform his duties hereunder for a period of three consecutive months.

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                     F.    Any severance payments shall be calculated on the
basis of the Employee's annual salary rate at the time of termination and shall be payable in conformity with the Company's then current payroll practices and shall be subject to all taxes and other legally required payroll deductions and withholding.

                     G. In the event of any termination of the Employees employment, including any termination pursuant to Section 1(i) hereof, in addition to any severance payments or Performance Bonus Amount which may be payable hereunder, the Employee shall receive all earned but unpaid salary, accrued but unused vacation and earned but unpaid bonus or incentive compensation, each as of the termination date, and all other benefits required by law.

                     H. In the vent of any voluntary termination of the Employee's employment (other than for Good Reason) pursuant to Section 4.A, or any termination of the Employee's employment by the Company for Misconduct pursuant to Section 4.B, or as a result of disability pursuant to Section 4.E., then the Employee specifically agrees and acknowledges that he will be deemed to have resigned from all offices and directorship he holds with the Company, its subsidiaries, and/or affiliated entities effective as of his last day of employment.

                     I.    Gross-up. If any of the payments under Section 4 or
                           --------
any other payments made or deemed made to the Employee pursuant to this Agreement or any other agreement including but not limited to the acceleration of stock options upon a Change of Control or the Death or Disability of the Employee (the "Payments") will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), (or any similar tax that may hereafter be imposed) the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Payments, without regard to this sentence, (after the deduction of any federal, state and local income tax upon the Gross-Up Payment), shall be equal to the Payments, without regard to this sentence. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax,
(A) any other payments or benefits received or to be received by the Employee in connection with a Change in Control of the Company or the Employee's termination of employment (whether pursuant to the terms of any Section of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change In Control of the Company or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Employee such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of
Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax,
(B) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (I) the total amount of the Payments or (II) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after

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applying clause (A), above), and (C) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Employee's employment, the Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax imposed on the Gross-Up Payment being repaid by the Employee if such repayment results in a reduction in Excise Tax) plus interest on the amount of such repayment at the rate provided in Section 7872(f)(2) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Employee's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

           5. Non-Competition Agreement. The Employee and the Company have entered into a Non-Competition, Proprietary Information and Inventions Agreement dated as of July 16, 1996 (the "Non-Competition Agreement"), which shall remain in full force and effect in accordance with its terms. The Non-Competition Agreement shall survive, in accordance with its terms, any termination of Employee's employment, for any reason whatsoever.

           6. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept and continue employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement and the Non-competition Agreement without being in conflict with any other agreement, obligation or understanding with any such third party.

           7. Waivers and Modifications. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in writing, signed by both the Company and the Employee. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any such or other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

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           8.    Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

           9. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

           10. Termination of All Prior Agreements; Entire Agreement. Upon execution of this Agreement, all prior employment agreements shall be terminated and of no further force or effect, except for the Non-Competition Agreement, which shall continue in full force and effect in accordance with its terms. This Agreement and the Non-Competition Agreement constitute the entire agreement and understanding between the Company and the Employee with respect to the subject matter hereof and thereof and supersede any other prior agreements or understandings, whether oral or written.

           11. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing, and sent to the party for whom or which it is intended, at the address of such parties set forth below, by registered or certified mail, return receipt requested, or at such other address either party shall designate by notice to the other in the manner provided herein for giving notice.

               If to the Company:      PerSeptive Biosystems, Inc.
                                       500 Old Connecticut Path
                                       Framingham, MA  01701
                                       Attn: Chairman of Compensation Committee

                                       With a copy to:

                                       Rufus C. King, Esquire
                                       Testa, Hurwitz and Thibeault, LLP
                                       125 High Street
                                       High Street Tower
                                       Boston, MA  02110

               If to the Employee:     John F. Smith
                                       11 Samuel Parlin Drive
                                       Acton, MA  01720

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           IN WITNESS WHEREOF, each of the parties hereto has executed this
Employment Agreement as of the date and year first above written.

                               PERSEPTIVE BIOSYSTEMS, INC.


                               By:      /s/ Noubar B. Afeyan
                                  --------------------------------
                               Title:   Chief Executive Officer


                               John F. Smith


                               /s/ John F. Smith
                               -----------------------------------
                               Signature

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